Exhibit 99

TI to return more cash to shareholders with 24% dividend increase and authorization for additional $6.0 billion in share repurchases

DALLAS (Sept. 21, 2017) – Texas Instruments Incorporated (TI) (NASDAQ: TXN) today said it will raise its quarterly cash dividend by 24 percent, from $0.50 per share to $0.62, or $2.48 annualized. The higher dividend will be payable November 13, 2017, to stockholders of record on October 31, 2017, contingent upon formal declaration by the board of directors at its regular meeting in October.

The board of directors also authorized the company to repurchase an additional $6.0 billion of its common stock over time. This is in addition to approximately $4.6 billion of previously authorized repurchases that remained at the end of June 2017.

Dividend increases and share repurchases are both part of TI's capital management strategy and reflect the company’s strong free cash flow generation and commitment to return excess cash to shareholders. With today’s announcement, the company has increased dividends each of the past 14 years, and through consistent share repurchases has reduced outstanding shares by 42 percent since the end of 2004. Over the last 12 months, TI paid 47 percent of free cash flow in dividends.

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Notice regarding forward-looking statements

This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as TI or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements herein that describe TI’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.

We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of TI or our management:

•	Market demand for semiconductors, particularly in TI’s end markets;
•	TI’s ability to compete in products and prices in an intensely competitive industry;
•	Customer demand that differs from forecasts and the financial impact of inadequate or excess TI inventory that results from demand that differs from projections;
•	TI’s ability to develop, manufacture and market innovative products in a rapidly changing technological environment;

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Economic, social and political conditions in the countries in which TI, our customers or our suppliers operate, including security risks; global trade policies; political and social instability; health conditions; possible disruptions in transportation, communications and information technology networks; and fluctuations in foreign currency exchange rates;

•	Natural events such as severe weather, geological events or health epidemics in the locations in which TI, our customers or our suppliers operate;
•	Breaches or disruptions of TI’s information technology systems or those of our customers or suppliers;
•	Timely implementation of new manufacturing technologies and installation of manufacturing equipment, or the ability to obtain needed third-party foundry and assembly/test subcontract services;
•	Availability and cost of raw materials, utilities, manufacturing equipment, third-party manufacturing services and manufacturing technology;
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Compliance with or changes in the complex laws, rules and regulations to which TI is or may become subject, or actions of enforcement authorities, that restrict TI’s ability to manufacture or ship our products or operate our business, or subject TI to fines, penalties, or other legal liability;

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Product liability or warranty claims, claims based on epidemic or delivery failure, or other claims relating to TI products, manufacturing, services, design or communications, or recalls by TI customers for a product containing a TI part;

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Changes in the tax rate applicable to TI as the result of changes in tax law, the jurisdictions in which profits are determined to be earned and taxed, adverse resolution of tax audits, increases in tariff rates, and the ability to realize deferred tax assets;

•	A loss suffered by a customer or distributor of TI with respect to TI-consigned inventory;
•	Financial difficulties of distributors or their promotion of competing product lines to TI’s detriment, or the loss of a significant number of distributors;
•	Losses or curtailments of purchases from key customers or the timing and amount of distributor and other customer inventory adjustments;
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TI’s ability to maintain or improve profit margins, including our ability to utilize our manufacturing facilities at sufficient levels to cover our fixed operating costs, in an intensely competitive and cyclical industry;

•	TI’s ability to maintain and enforce a strong intellectual property portfolio and maintain freedom of operation; or TI’s exposure to infringement claims;
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Instability in the global credit and financial markets that affects TI’s ability to fund our daily operations, invest in the business, make strategic acquisitions, or make principal and interest payments on our debt;

•	Increases in health care and pension benefit costs;
•	TI’s ability to recruit and retain skilled engineering, management and technical personnel;
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TI’s ability to successfully integrate and realize opportunities for growth from acquisitions, or our ability to realize our expectations regarding the amount and timing of restructuring charges and associated cost savings; and

•	Impairments of TI’s non-financial assets.

For a more detailed discussion of these factors, see the Risk Factors discussion in Item 1A of TI’s most recent Form 10-K. The forward-looking statements included in this release are made only as of the date of this release, and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

About Texas Instruments

Texas Instruments Incorporated (TI) is a global semiconductor design and manufacturing company that develops analog ICs and embedded processors. By employing the world’s brightest minds, TI creates innovations that shape the future of technology. TI is helping approximately 100,000 customers transform the future, today. Learn more at www.ti.com.